Exhibit 10.12

SUMMARY OF SALARIES FOR

NAMED EXECUTIVE OFFICERS

(as of December 31, 2013)

The following summarizes, as of December 31, 2013, the salaries of the Company’s Chief Executive Officer and the other officers who were named in the Summary Compensation Table in the proxy statement for the Company’s 2013 Annual Meeting of Stockholders (the “Named Executive Officers”).

The executive officers of the Company serve at the discretion of the Board of Directors. The Compensation Committee of the Board reviews and determines the salaries that are paid to the Company’s executive officers, including the Named Executive Officers.

Named Executive Officer	Salary
Steven G. Anderson	$664,000
Chairman of the Board, President, and Chief Executive Officer
D. Ashley Lee	$365,000
Executive Vice President, Chief Operating Officer, and Chief Financial Officer
Jeffrey W. Burris	$293,000
Vice President and General Counsel
David M. Fronk	$275,000
Vice President, Regulatory Affairs and Quality Assurance
Scott B. Capps	$270,000
Vice President, Clinical Research